                                                                    EXHIBIT 99.3


                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                COLT DEFENSE INC.

      The undersigned hereby consents to be named in the Registration Statement on Form S-1, and all amendments thereto, to be filed by Colt Defense Inc. (the "Company") in connection with the initial public offering of Common Stock of the Company, as a person who will become a director of the Company upon consummation of such initial public offering.

May 28, 2005

                                       /s/ JOHN R. TORELL III
                                    -----------------------------
                                    Name:      John R. Torell III